Exhibit 3.380

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WILKES-BARRE HOSPITAL COMPANY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF OCTOBER, A.D. 2008, AT 11:44 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 2010, AT 5:09 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 2010, AT 5:19 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WILKES-BARRE HOSPITAL COMPANY, LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4617619 8100H	AUTHENTICATION:	9120915
111143052	DATE:	10-27-11
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Wilkes-Barre Hospital Company, LLC.

•

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington (New Castle County). The name of its Registered agent at such address is Corporation Service Company.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Wilkes-Barre Hospital Company, LLC this 29 day of October, 2008.

BY:	/s/ Robin J. Keck
Authorized Person(s)

NAME:	Robin J. Keck, Organizer
Type or Print

State of Delaware Secretary of State Division of Corporations Delivered 01:33 PM 10/30/2008 FILED 11:44 AM 10/30/2008 SRV 081078879 – 4617619 FILE

State of Delaware Secretary of State Division of Corporations Delivered 05:19 PM 10/15/2010 FILED 05:09 PM 10/15/2010 SRV 101001489 – 4617619 FILE

State of Delaware

Certificate of Merger of a Foreign Limited Liability Company

into a Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving Limited Liability Company is Wilkes-Barre Hospital Company, LLC, a Delaware Limited Liability Company.

Second: The name of the Limited Liability Company being merged into this surviving Limited Liability Company is Wilkes-Barre ASC Management, L.L.C.. The jurisdiction in which this Limited Liability Company was formed is Pennsylvania.

Third: The Agreement of Merger has been approved and executed by both Limited Liability Companies.

Fourth: The name of the surviving Limited Liability Company is Wilkes-Barre Hospital Company, LLC.

Fifth: The executed agreement of merger is on file at 4000 Meridian Boulevard, Franklin, Tennessee 37067, the principal place of business of the surviving Limited Liability Company.

Sixth: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 1st day of October, A.D., 2010.

By:	/s/ Rachel A. Seifert
Authorized Person

Name:	Rachel A. Seifert
Print or Type

Title:	Executive Vice President

State of Delaware Secretary of State Division of Corporations Delivered 05:19 PM 10/15/2010 FILED 05:19 PM 10/15/2010 SRV 101001509 – 4617619 FILE

State of Delaware

Certificate of Merger of a Foreign Limited Partnership

into a Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving Limited Liability Company is Wilkes-Barre Hospital Company, LLC, a Delaware Limited Liability Company.

Second: The name of the Limited Partnership being merged into this surviving Limited Liability Company is Wilkes-Barre ASC, L.P.. The jurisdiction in which this Limited Partnership was formed is Pennsylvania.

Third: The Agreement of Merger has been approved and executed by both entities.

Fourth: The name of the surviving Limited Liability Company is Wilkes-Barre Hospital Company, LLC.

Fifth: The executed agreement of merger is on file at 4000 Meridian Boulevard, Franklin, Tennessee 37067, the principal place of business of the surviving Limited Liability Company.

Sixth: A copy of the agreement of merger will be furnished by the surviving Limited Liability Company on request without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 1st day of October, A.D., 2010.

By:	/s/ Rachel A. Seifert
Authorized Person

Name:	Rachel A. Seifert
Print or Type

Title:	Executive Vice President